Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q2 2022 Earnings

Oklahoma City, July 27, 2022 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the fiscal quarter ended June 30, 2022.  “We are pleased to announce a strong quarter, as evidenced by record net income and earnings per share. Our dynamic geographic markets, strong loan growth and asset sensitive balance sheet, combined with our talented bankers, continues to produce outstanding results.  As we move forward, we intend to continue producing exceptional results through organic growth and strategic acquisitions,” said Thomas L. Travis, President and CEO of the Company.

Three months ended June 30, 2022 compared to three months ended March 31, 2022

-	Net income of $7.0 million compared to $6.2 million, an increase of 13.5%
-	Diluted Earnings per share of $0.76 compared to $0.67, an increase of 13.4%
-	Total assets of $1.5 billion compared to $1.4 billion, an increase of 4.7%
-	Total loans of $1.2 billion compared to $1.1 billion, an increase of 8.5%
-	PPE of $9.5 million compared to $8.6 million, an increase of 12.3%
-	Total interest income of $16.7 million compared to $14.9 million, an increase of 11.7%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On June 30, 2022, the Bank’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 8.97%, 11.21%, and 12.14%, respectively.  On June 30, 2022, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 8.97%, 11.20%, and 12.14%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Bank7 Corp.
Consolidated Balance Sheets

Assets	June 30, 2022 (unaudited)	December 31, 2021

Cash and due from banks	$123,686	$195,359
Federal funds sold	-	9,493
Cash and cash equivalents	123,686	204,852
Interest-bearing time deposits in other banks	1,992	3,237
Available-for-sale debt securities	185,048	84,808
Loans, net of allowance for loan losses of $10,819 and $10,316 at June 30, 2022 and December 31, 2021, respectively	1,141,497	1,018,085
Loans held for sale, at fair value	635	464
Premises and equipment, net	13,581	17,257
Nonmarketable equity securities	1,192	1,202
Core deposit intangibles	1,489	1,643
Goodwill	8,717	8,479
Interest receivable and other assets	9,983	10,522

Total assets	$1,487,820	$1,350,549

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$442,150	$366,705
Interest-bearing	903,627	850,766

Total deposits	1,345,777	1,217,471

Income taxes payable	2,865	-
Interest payable and other liabilities	7,687	5,670

Total liabilities	1,356,329	1,223,141

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,098,655 and 9,071,417 at June 30, 2022 and December 31, 2021 respectively	91	91
Additional paid-in capital	95,016	94,024
Retained earnings	44,167	33,149
Accumulated other comprehensive income (loss)	(7,783)	144

Total shareholders’ equity	131,491	127,408

Total liabilities and shareholders’ equity	$1,487,820	$1,350,549

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Interest Income
Loans, including fees	$15,754	$14,357	$30,131	$27,450
Interest-bearing time deposits in other banks	13	38	29	106
Debt securities, taxable	571	-	935	-
Debt securities, tax-exempt	85	-	183	-
Other interest and dividend income	249	42	319	68

Total interest income	16,672	14,437	31,597	27,624

Interest Expense
Deposits	878	772	1,595	1,647

Total interest expense	878	772	1,595	1,647

Net Interest Income	15,794	13,665	30,002	25,977

Provision for Loan Losses	219	1,300	495	2,575

Net Interest Income After Provision for Loan Losses	15,575	12,365	29,507	23,402

Noninterest Income
Secondary market income	95	78	261	92
Gain (Loss) on sales of available-for-sale debt securities (includes accumulated other comprehensive loss reclassification of $10,000 and ($117,000) for the three months ended June 30, 2022 and 2021, respectively; $10,000 and $0 for the six months ended June 30, 2022 and 2021, respectively)	10	-	(117)	-
Service charges on deposit accounts	219	119	468	239
Other	361	382	748	585

Total noninterest income	685	579	1,360	916

Noninterest Expense
Salaries and employee benefits	4,126	2,949	8,152	5,739
Furniture and equipment	386	231	744	433
Occupancy	571	458	1,122	930
Data and item processing	559	286	946	565
Accounting, marketing and legal fees	209	149	442	297
Regulatory assessments	226	161	422	302
Advertsing and public relations	121	71	231	105
Travel, lodging and entertainment	74	118	122	207
Other	691	452	1,202	841

Total noninterest expense	6,963	4,875	13,383	9,419

Income Before Taxes	9,297	8,069	17,484	14,899
Income tax expense	2,280	1,964	4,283	3,690
Net Income	$7,017	$6,105	$13,201	$11,209

Earnings per common share - basic	$0.77	$0.67	$1.45	$1.24
Earnings per common share - diluted	0.76	0.67	1.44	1.24
Weighted average common shares outstanding - basic	9,097,280	9,050,606	9,093,150	9,050,295
Weighted average common shares outstanding - diluted	9,194,923	9,074,408	9,187,637	9,066,797

Other Comprehensive Income (Loss)
Unrealized losses on securities, net of tax benefit of $1.5 million	$(3,788)	$-	$(7,783)	$-
Reclassification adjustment for realized gain(loss) included in net income, net of tax of $17,000	10	-	(134)	-
Other comprehensive loss, net of tax benefit of $1.5 million	$(3,778)	$-	$(7,917)	$-
Comprehensive Income (Loss)	$3,239	$6,105	$5,284	$11,209

	Net Interest Margin
	For the Six Months Ended June 30,
	2022			2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$159,157	$330	0.42%	$127,203	$157	0.25%
Investment securities, taxable	132,298	948	1.45	1,180	17	2.91
Debt securities, tax exempt	22,275	188	1.70	-	-	-
Loans held for sale	383	-	-	445	-	-
Total loans(1)	1,047,220	30,131	5.80	868,526	27,450	6.37
Total interest-earning assets	1,361,333	31,597	4.68	997,354	27,624	5.59
Noninterest-earning assets	24,506			6,090
Total assets	$1,385,839			$1,003,444

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$667,159	1,012	0.31%	$412,070	691	0.34%
Time deposits	176,587	583	0.67	208,903	956	0.92
Total interest-bearing deposits	843,746	1,595	0.38	620,973	1,647	0.53
Total interest-bearing liabilities	843,746	1,595	0.38	620,973	1,647	0.53

Noninterest-bearing liabilities:
Noninterest-bearing deposits	405,674			266,237
Other noninterest-bearing liabilities	6,615			5,126
Total noninterest-bearing liabilities	412,289			271,363
Shareholders' equity	129,804			111,108
Total liabilities and shareholders' equity	$1,385,839			$1,003,444

Net interest income		$30,002			$25,977
Net interest spread			4.30%			5.05%
Net interest margin			4.44%			5.25%

(1)	Nonaccrual loans are included in total loans

	For the Three Months Ended June 30,
	2022			2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$130,961	$249	0.76%	$128,643	$64	0.20%
Debt securities, taxable-equivalent	174,583	584	1.34	1,187	16	5.41
Debt securities, tax exempt	22,244	85	1.53	-	-	-
Loans held for sale	279	-	-	557	-	-
Total loans(1)	1,090,053	15,754	5.80	889,278	14,357	6.48
Total interest-earning assets	1,418,120	16,672	4.72	1,019,665	14,437	5.68
Noninterest-earning assets	25,341			5,086
Total assets	$1,443,461			$1,024,751

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$693,619	555	0.32%	$399,293	329	0.33%
Time deposits	183,494	323	0.71	212,212	443	0.84
Total interest-bearing deposits	877,113	878	0.40	611,505	772	0.51
Total interest-bearing liabilities	$877,113	878	0.40	$611,505	772	0.51

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$429,388			$293,867
Other noninterest-bearing liabilities	6,925			6,047
Total noninterest-bearing liabilities	436,313			299,914
Shareholders' equity	130,035			113,332
Total liabilities and shareholders' equity	$1,443,461			$1,024,751

Net interest income		$15,794			$13,665
Net interest spread			4.31%			5.17%
Net interest margin			4.47%			5.38%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its first quarter results, which will be broadcast live over the Internet, on Wednesday, July 27, 2022 at 10:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/lO0ZkVNkM4w. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/lO0ZkVNkM4w shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600